                                   EXHIBIT 2.2
                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

      FIRST AMENDMENT TO AGREEMENT AND PLAN OR MERGER dated as of January 9, 1998 by and among SKYLINE ACQUISITION CORP., an Ohio corporation (the "Buyer"), SKYLINE CHILI, INC., an Ohio corporation (the "Company"), and certain stockholders of the Company executing this instrument (the "Consenting Stockholders") amending a certain Agreement and Plan of Merger dated as of November 26, 1997 by and among the Buyer, the Company and the Consenting Stockholders (the "Agreement"). Capitalized terms used herein which are defined in the Agreement shall have the same meanings herein as therein unless defined otherwise herein or the context hereof requires otherwise.

      NOW THEREFORE, in consideration of the premises and the mutual promises herein made, the Parties agree as follows:

      1. Conversion of Capital Stock of the Buyer. Section 2(d)(vi) of the Agreement shall be amended in its entirety to read as follows:

            (vi) Conversion of Capital Stock of the Buyer. At and as of the Effective Time, (A) each share or fractional share of Class A Voting Common Stock, no par value per share, of the Buyer (the "Buyer Voting Stock") shall be converted into shares of Class A Voting Common Stock, no par value per share, of the Surviving Corporation (the "Class A Voting Stock") at a rate of one share of Buyer Voting Stock per ten thousand (10,000) shares of Class A Voting Stock, and (B) each share or fractional share of Class B Nonvoting Common Stock, no par value per share, of the Buyer (the "Buyer Nonvoting Stock") shall be converted into shares of Class B Nonvoting Common Stock, no par value per share, of the Surviving Corporation (the "Class B Nonvoting Stock") at a rate of one share of Buyer Nonvoting Stock per ten thousand (10,000) shares of Class B Nonvoting Stock.

      2. Exclusivity Termination Date. The Exclusivity Termination Date shall be March 30, 1998 and, accordingly, Section 5(i) of the Agreement is hereby amended by replacing the date "February 15, 1998" in the first line thereof with the date "March 30, 1998".

      3. Termination. Each of Section 7(a)(ii)(B) and Section 7(a)(iii)(B) of the Agreement is hereby amended by replacing the date "February 28, 1998" therein with the date "April 11, 1998".

      4. Exhibits.

            (a) Attached hereto are the final forms of the Exhibits A, B, C, E, F, G, H, I, J


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and K to the Agreement and the Disclosure Schedule of the Buyer.

            (b) The parties hereto agree that Exhibit D to the Agreement shall be in the form attached hereto and any reference thereto in the Agreement shall be deemed a reference to such attached form of Exhibit D.

      5. Effect of Merger.

            (a) The provisions of Section 2(d)(ii) of the Agreement are hereby amended in their entirety to read as follows:

                  (ii) Articles of Incorporation. The Articles of Incorporation
            of the Surviving Corporation as of and after the Effective Time, until duly amended, shall be the Articles of Incorporation of the Company, as in effect as of the Effective Time, subject to the amendment set forth on Exhibit D attached hereto. The Articles of Incorporation and Code of Regulations of the Surviving Corporation shall not alter or impair any exculpatory or indemnification provisions now existing in the Articles of Incorporation or Code of Regulations of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to or at the Effective Time for actions or omissions to act of such director or officer taken or omitted on or prior to the Effective Time.

            (b) The provisions of Section 2(d)(iii) of the Agreement are hereby amended in their entirety to read as follows:

                  (iii) Code of Regulations. The Code of Regulations of the
            Surviving Corporation as of and after the Effective Time, until duly amended, shall be the Code of Regulations of the Company, as in effect as of the Effective Time. The Articles of Incorporation and Code of Regulations of the Surviving Corporation shall not alter or impair any exculpatory or indemnification provisions now existing in the Articles of Incorporation or Code of Regulations of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to or at the Effective Time for actions or omissions to act of such director or officer taken or omitted on or prior to the Effective Time.

      6. No Other Amendments. Except to the extent expressly amended hereby the Agreement shall not be deemed amended or modified in any way and shall remain in full force and effect.

      7. Miscellaneous.

            (a) Succession and Assignment. This instrument shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this instrument or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

            (b) Counterparts. This instrument may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            (c) Headings. The section headings contained in this instrument are inserted for convenience only and shall not affect in any way the meaning or interpretation of this instrument.

            (d) Governing Law. This instrument shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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      IN WITNESS WHEREOF, the Parties hereto have executed this instrument as of the date first above written.


                                    SKYLINE CHILI, INC.



                            By: /s/ Joseph E. Madigan
                                ------------------------------------------------
                                Title: Chairman of Special Committee
                                       -----------------------------------------



                            /s/ Lambert N. Lambrinides
                            ----------------------------------------------------
                            (LAMBERT N. LAMBRINIDES)


                            /s/ Christie N. Lambrinides
                            ----------------------------------------------------
                            (CHRISTIE N. LAMBRINIDES)


                            /s/ William N. Lambrinides
                            ----------------------------------------------------
                            (WILLIAM N. LAMBRINIDES}


                            /s/ Kevin R. McDonnell
                            ----------------------------------------------------
                            (KEVIN R. McDONNELL)


      SKYLINE ACQUISITION CORP.


      By: /s/ Bernard V. Buonanno, III
          ------------------------------------
      Title: President
             ---------------------------------


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                                    EXHIBIT D
                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION

            As of the Effective Time, Article Fourth of the Amended Articles of Incorporation of the Company shall be amended in its entirety to read as follows:


            Fourth: The Corporation shall be authorized to issue a maximum of 5,400,000 shares of common stock, all of which shall be without par value and which shall be divided into two classes, consisting of 2,900,000 shares of Class A Voting Common Stock (the "Class A Voting Stock") and 2,500,000 shares of Class B Nonvoting Common Stock (the "Class B Nonvoting Stock", together with the Class A Voting Stock, the "Common Stock"). The express terms of the shares of Common Stock shall be as follows:

                  (a) General. Except as otherwise expressly provided herein, each share of Common Stock shall be freely transferable, and shall entitle the holder thereof to the same rights as those to which the holder of every other share of Common Stock is entitled.

                  (b) Voting.

                        (i) Class A Voting Stock. The holders of the Class A
                  Voting Stock shall be entitled to one (1) vote per share on each matter properly submitted to the Shareholders for their vote, consent, waiver, release, or other action, subject to the record date provisions contained in Ohio's General Corporation Law or the Corporation's Code of Regulations.

                        (ii) Class B Nonvoting Stock. Except as required by law
                  and as may otherwise be provided herein, the holders of Class B Nonvoting Stock shall not be entitled to any voting rights as stockholders of the Corporation.

                        (iii) No Cumulative Voting. The holders of the
                  Corporation's Common Stock shall not have the right to vote their shares cumulatively in the election of Directors.

                  (c) Dividends. By action of the Corporation's Board of
            Directors, dividends may be declared and paid or set apart for payment on outstanding shares of the Corporation's Common Stock, out of any assets or funds of the Corporation legally available for the payment of dividends, and any dividends paid shall be distributed pro rata to the holders of the Corporation's outstanding Common Stock, in accordance with the respective number of shares of Common Stock held by such


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            holders and their respective rights and interest.

                  (d) Liquidation, Distribution, Etc. Upon the voluntary or
            involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Corporation's outstanding Common Stock, in accordance with the respective number of shares of Common Stock held by such holders and their respective rights and interests.

                  (e) Conversion.

                        (i) General. Subject to adjustment as provided in (f)
                  below, each share of Class B Nonvoting Stock shall be convertible at any time and from time to time at the option of the holder thereof into one fully paid and nonassessable share of Class A Voting Stock.

                        (ii) Procedure. Conversion of the Class B Nonvoting
                  Stock may be effected by any holder thereof upon the surrender to the Corporation at the principal office of the Corporation or at the office of any agent or agents of the Corporation (the "Transfer Agent"), as may be designated by the Board of Directors of the Corporation, of the certificate or certificates for such Class B Nonvoting Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this subsection
                  (e) of Article Fourth and specifying the name or names in which such holder wishes the certificate or certificates for shares of Class A Voting Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Class A Voting Stock in such name or names. Other than such taxes, the Corporation will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issue or delivery of shares of Class A Voting Stock on conversion of shares of Class B Nonvoting Stock pursuant hereto. As promptly as practicable after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all required transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall execute and deliver or cause to be executed and delivered to or on the order of the holder (x) certificates representing the number of validly issued, fully paid and nonassessable full shares of Class A Voting Stock to which the holder (or the holder's transferee) of shares of Class B Nonvoting Stock being converted shall be entitled and (y) if less than the full number of shares of Class B Nonvoting Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or


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                  certificates, of like tenor, for the number of shares
                  evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Class B Nonvoting Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Class A Voting Stock, in accordance herewith, and the person entitled to receive the shares of Class A Voting Stock shall be treated for all purposes as having become the record holder of such shares of Class A Voting Stock at such time.

                  (f) Adjustments. In the event that the Corporation at any time shall declare or pay, without consideration, any dividend on the Common Stock payable in either class of Common Stock or in any right to acquire either class of Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of either class of Common Stock into a greater number of shares of such class of Common Stock (by stock split, reclassification or otherwise than by payment of dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of either class of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of such class of Common Stock, then the number of shares of Class A Voting Stock into which each share of Class B Nonvoting Stock shall be convertible immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate, so that, after giving effect to such event, the aggregate number of shares of Class A Voting Stock issuable upon conversion of all of the then outstanding Class B Nonvoting Stock shall represent a percentage of the then outstanding shares of Class A Voting Stock (including the shares of Class A Voting Stock issuable upon such conversion) equal to such percentage determined prior to giving effect to such event. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire either class of Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in such class of Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire such class of Common Stock.

                  (g) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Voting Stock, solely for the purpose of effecting the conversion of the shares of the Class B Nonvoting Stock, such number of its shares of Class A Voting Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Nonvoting Stock; and if at any time the number of authorized but unissued shares


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            of Class A Voting Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Nonvoting Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Voting Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended Certificate of Incorporation of the Corporation.


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